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                                  EXHIBIT 23
                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference of our report dated February 11, 1999, appearing on page 31 of the 1998 Annual Report to Shareholders of Cyprus Amax Minerals Company, which is incorporated in this Annual Report on Form 10-K in the following:

    (a) Registration Statements on Form S-8 (No. 33-1600, No. 33-22939 and No. 33-53792) with respect to Cyprus Amax Minerals Company Savings Plan and Trust.

    (b) Registration Statements on Form S-8 (No. 33-1603, No. 33-21501 and No. 33-53794) with respect to the Management Incentive Program of Cyprus Amax Minerals Company and its participating subsidiaries.

    (c) Registration Statement on Form S-8 (No. 33-52812) with respect to the Stock Plan for Non-Employee Directors of Cyprus Amax Minerals Company.

    (d) Registration Statement on Form S-8 (No. 33-51011) with respect to the 1988 Amended and Restated Stock Option Plan of Cyprus Amax Minerals Company.

    (e) Registration Statement on Form S-8 (No. 33-61141) with respect to the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees.

    (f) Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-36413) with respect to the Cyprus Amax Minerals Company Savings Plan and Trust.

    (g) Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-54097), as amended, with respect to Cyprus Amax Minerals Company and Cyprus Amax Finance Corporation.

    (h) Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-54097) with respect to Cyprus Amax Minerals Company $250 million 7 3/8 % Notes due May 15, 2007.

    (i) Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-62145) with respect to Cyprus Amax Minerals Company and Cyprus Amax Finance Corporation $600 million Shelf Registration.

    We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on Page 32 of this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
March 19, 1999